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                                                            EXHIBIT 23.4


                             September 30, 1996

Board of Directors
Uniquip Corporation
369 West Western Avenue
Port Washington, Wisconsin 53074

Gentlemen:

I hereby consent to be named as a director nominee in the Registration Statement on Form S-1 pertaining to the proposed initial public offering of shares of common stock, par value $.01 per share, of Uniquip Corporation.

                                     Very truly yours,


                                     /s/ Jerry E. Ritter
                                     Jerry E. Ritter